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                            INVESTMENT AGREEMENT

THIS INVESTMENT AGREEMENT is dated for reference December 17, 2004

AMONG:   Elephant & Castle Group, Inc.

         a company incorporated under the laws of the Province of British Columbia, and having an address at:

              1190 Hornby Street
              12th Floor
              Vancouver, BC
              V6Z 2K5

              Facsimile No. 604-684-8595

              (The "Company"); and

              General Electric Investment Private Placement Partners II, a limited partnership formed under the laws of the State of Delaware ("GEIPPP II") and having an address at:

              3003 Summer Street
              P.O. Box 7900
              Stamford, CT 06904-7900

              Facsimile No. 203-326-4073

              Crown Life Insurance Company, a company organized under the federal laws of Canada and having an address at:

              Suite 1900 - 1874 Scarth Street
              Regina, Saskatchewan
              S4P 4B3

              Facsimile No. 306-546-8010

              ("CLIC")

              Rick Bryant, Peter Laurie and Roger Sexton, each of whom is an officer and key employee of the Company fully familiar with the business and affairs of the Company (the "Purchasers").


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WHEREAS:

1. The Company is in the business of owning and operating British pub-style restaurants (the "Business");

2.       The Purchasers are willing to make an investment in the Company;

3. GEIPPP II is the principal creditor, and single largest shareholder of the Company;

4. CLIC has agreed to make certain loans to and investments in the Company; and

5. It is a condition of CLIC's Investment that the Purchasers be given an opportunity to make an investment in the Company, and the Purchasers are willing to make an investment in the Securities of the Company, on the terms and subject to the conditions hereof.

NOW THEREFORE, the parties hereby agree as follows:

                             ARTICLE 1 - SECURITIES

1.1 The Company hereby grants to the Purchasers the right to purchase, upon and subject to the terms and conditions herein provided, certain Common Stock and Preferred Stock of the Company (the "Securities") in the amounts set forth on Schedule A hereto for the aggregate consideration set forth in Article 2 of this Agreement, and the Purchasers jointly and severally agree to purchase such Securities in the amounts, and for the purchase price so provided hereunder. Neither the grant made hereby nor the opportunity herein stated shall be deemed to be an "option" in favor of the Purchasers. Except as otherwise expressly provided herein, the Purchasers obligation to make the investment in the Securities shall be absolute and unconditional.

1.2 The Securities shall be, when issued, validly issued and non-assessable, and subject only to the restrictions set forth herein, and in such collateral agreements expressly referenced hereinafter.

                           ARTICLE 2 - PURCHASE PRICE

2.1 The Purchase Price for the Securities shall be an aggregate of CDN Two Hundred and Sixty Five Thousand (CND$265,000) Dollars. All dollar amounts herein refer to Canadian dollars ("CDN") whether or not so stated.

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2.2      The obligations herein stated shall otherwise be joint and several.
         Notwithstanding the foregoing, in the absence of any other provision to the contrary, the maximum liability of each of the Purchasers shall be:

                     Rick Bryant - Sixty percent (60%) of the Purchase Price
              payable at each installment period.

                     Peter Laurie - Twenty five percent (25%) of the Purchase
              Price payable at each installment period.

                     Roger Sexton - Fifteen Percent (15%) of the Purchase
              Price payable at each installment period.

2.3 Each of the Purchasers, will receive Securities representing each such Purchasers proportionate interest in the Securities upon payment in full for each such installment of the Securities.

                          ARTICLE 3 - TERMS OF PAYMENT

3.1      The Purchase Price shall be payable in installments as follows:
         $115,000 shall be paid upon execution of this Agreement, then $150,000 shall be paid in six (6) equal quarterly annual installments of Twenty Five Thousand ($25,000) Dollars each, which shall be due commencing on March 31, 2005, and each three months thereafter.

3.2 Upon the execution of this Agreement, the Purchasers shall pay to the Company in the aggregate CDN One Hundred Fifteen Thousand (CDN $115,000) Dollars in exchange for which the Purchasers shall receive that amount of the Securities which bears the same ratio to the full amount of the Securities purchasable hereunder as CDN One Hundred Fifteen Thousand (CDN $115,000) Dollars bears to the total Purchase Price.

3.3 The Purchasers shall have no rights in respect of the Securities, until payment is made as to such Securities. Securities paid for shall be fully owned. Securities subject to a future installment are "not owned" and the Purchasers shall have no shareholder rights in respect thereof.

                         ARTICLE 4 - THE WARRANT

4.1 In consideration of their purchase of the Securities identified on Schedule A hereto, the Company shall, and does hereby grant to the Purchasers a non-assignable conditional Warrant, in form provided by the Company, exercisable by them or by any of them, to purchase of the Additional

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         Securities identified on Schedule B hereto at the same per Share price set forth with respect to the Securities being purchased hereunder and identified under Schedule A.

4.2 The total purchase price for the Schedule B Securities shall be, and is hereby, fixed at One Hundred and Thirty Two Thousand Five Hundred ($132,500) Dollars.

4.3 The Warrant may be exercised by the Purchasers together, or as they may otherwise agree in writing INTER SE, no sooner than thirty (30) days after the happening of a "Qualifying Event", and no later than ninety (90) days after any such event, each as set forth in Section
         4.4 hereof.

4.4 The following shall constitute a Qualifying Event permitting exercise of the Warrants (i) a "Change of Control" of the Company, or (ii) January 3, 2010, whichever is earlier. Notwithstanding anything else contained herein, the Warrant may not be exercised solely by virtue of the happening of January 3, 2010 unless prior to that date all the Senior Notes indebtedness due to GEIPPP II shall have been paid in full to GEIPPP II.

4.5 For purposes of this Investment Agreement, a "Change of Control" of the Company shall mean:

         (a) the sale of fifty (50%) percent or more of the Voting Securities of the Company otherwise than to the Purchaser's (or any group in which he is a member) to CLIC, or any affiliate thereof, or to any parent, subsidiary or other entity controlled by or controlling GEIPPP II.;

         (b) the relocation of the Company's Executive Offices from British Columbia, Canada; or

         (c) The sale of all, or substantially all, of the Company's United States based restaurants.

except that with respect to (b) and (c) above, such event shall not constitute a Change of Control if unanimously approved by the Board of Directors, including a representative of the Purchasers, prior to implementation.

                             ARTICLE 5 - TERM

5.1 Term and Termination - This Agreement shall continue in force and effect so long as any of the Purchasers remain associated with the Company, and for so long as any of the

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         Securities purchased hereunder are held by the Purchasers or any of them.

5.2 So long as this Agreement is in full force and effect, the Purchasers shall be entitled to request one of them be elected as a director of the Company. Unless the Purchasers otherwise request, Rick Byant shall continue as a director of the Company.

                   ARTICLE 6 - TERMINATION OF PURCHASE RIGHTS

6.1 Each of the Purchasers proportionate Purchase Rights and obligations shall terminate only in the event of death of such Purchaser.

6.2 In the event of death of any individual Purchaser, the Purchaser's right to purchase any further Shares subject to purchase by such Purchaser hereunder shall immediately cease, and be of no further force and effect, and neither that Person, nor that Person's estate or personal representative shall have any further option or obligation to make any payment with respect to any unpurchased Securities remaining hereunder.

6.3 In the event of the death of any purchaser, the remaining Purchaser shall have the right to purchase, in accordance with a separate agreement to be executed by and among them, the balance of the Securities thereafter purchasable by such deceased Purchaser, by making a written election to that effect to the Company and on notice to GEIPPP II and CLIC.

                         ARTICLE 7 - INVESTMENT INTENT

7.1 The Purchasers jointly and severally represent and agree that they are aware that the purchase of the Securities is a high risk investment, and they agree that they are acquiring the Securities for the purpose of investment, and not with a view to, or for resale, or in connection with any distribution thereof.

7.2 The Purchasers further represent and warrant that they are intimately familiar with the financial statements and books and records of the Company, and that they are making this investment based upon such business information, and that neither they, nor any of them, have been coerced or required to make the investment provided for herein.

7.3 The certificates representing the Securities to be purchased hereunder shall bear a restrictive legend in substantially the following form:

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               THE SECURITIES REPRESENTED BY THIS STOCK CERTIFICATE ARE
               RESTRICTED AGAINST RETRANSFER. NO SALE, TRANSFER OR HYPOTHECATION MAY BE MADE OF THE SHARES WITHOUT PRIOR REGISTRATION THEREOF UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR AN OPINION OF COUNSEL FOR THE ISSUER THAT REGISTRATION UNDER THE ACT MAY BE OMITTED. THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ISSUED PURSUANT TO A CERTAIN PURCHASERS INVESTMENT AGREEMENT DATED DECEMBER __, 2004. ANY PERSON ACQUIRING THE SECURITIES REPRESENTED BY THIS CERTIFICATE SHALL ACQUIRE NO RIGHTS WITH RESPECT THERETO EXCEPT AS EXPRESSLY PERMITTED BY THIS AGREEMENT, AND CERTAIN INTERSHAREHOLDER AGREEMENT DATED DECEMBER 17, 2004.

7.4 Appropriate stop transfer instructions with respect to the Securities may also be placed with the Company's transfer agent.

7.5 The Securities being acquired hereunder may not be sold, transferred, or otherwise disposed of, and shall not be pledged or otherwise hypothecated by the owner, except as expressly permitted by the Intershareholder Agreement dated as of the 17th day of December, 2004.

                             ARTICLE 8 - GENERAL

8.1      Time of the Essence - Time shall be of the essence of this Agreement.

8.2 Further Acts, Things - Each of the parties to this Agreement shall at the request of any other party, and at the expense of the Company, execute and deliver any further documents and do all acts and things as that party may reasonably require in order to carry out the true intent and meaning of this Agreement.

8.3 Assignment - This Agreement shall enure to the benefit of and be binding upon the parties hereto, their permitted assigns and their personal representatives, administrators, heirs and successors. None of the Purchasers may assign their purchase rights hereunder, and any such attempted assignment, including by operation of law, shall be void and unenforceable.

8.4 No Waiver - Failure by any party hereto to insist in any instance upon the strict performance of any one of the covenants contained herein shall not be construed as a waiver or relinquishment of such covenant. No waiver by any

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         party hereto of any such covenant shall be deemed to have been made unless expressed in writing and signed by the waiving party.

8.5 Severability - The unlawfulness of invalidity or unenforceability of any provision, including any article, section or subsection, in this Agreement or of any covenant herein contained on the part of any party shall not affect the validity or enforceability of any other provision, covenant, article, section or subsection hereof or herein contained.

8.6 Amendment - No term or provision hereof may be amended or added except by an instrument in writing signed by all of the parties to this Agreement.

8.7 Governing Law - This Agreement shall be governed by the laws of the Province of British Columbia.

8.8 Consents - GEIPPP II and CLIC are parties to this Agreement solely to reflect their consent to the Purchasers arrangements with the Company. Neither GEIPPP II nor CLIC shall have any liability or responsibility for the obligations of the Company.

8.9      Currency - All amounts stated herein are stated in Canadian Dollars.




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         IN WITNESS WHEREOF the parties have executed this agreement as of the date first written above.

                                          ELEPHANT & CASTLE GROUP INC.

                                          By:     [ILLEGIBLE]
                                              ---------------------------------

                                          PURCHASERS:

                                          /s/ Richard Bryant
-------------------------------------     -------------------------------------
Witness                                   RICHARD BRYANT


                                          /s/ Peter Laurie
-------------------------------------     -------------------------------------
Witness                                   PETER LAURIE


                                          /s/ Roger Sexton
-------------------------------------     -------------------------------------
Witness                                   ROGER SEXTON

CONSENTED TO:

GENERAL ELECTRIC INVESTMENT
PRIVATE PLACEMENT PARTNERS II,
A LIMITED PARTNERSHIP

GE ASSET MANAGEMENT INCORPORATED,
ITS GENERAL PARTNER


By:
   ----------------------------------

CROWN LIFE INSURANCE COMPANY


By:
   ----------------------------------


By:
   ----------------------------------


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                                            SCHEDULE A

                                        PURCHASE SECURITIES

PURCHASE SHARES

         (i) Six Hundred Ninety-Nine Thousand Five Hundred and Thirty-Four (699,534) Common Shares; plus (ii) Four Hundred Eighty Seven Thousand One Hundred Ninety Six (487,164) Two ($2.00) Dollar unit of Preferred Stock convertible at the rate of one (1) Share of Preferred Stock for three (3) Shares of Common Stock yielding, if converted, a maximum of One Million Four Hundred Sixty One Thousand Five Hundred and Eighty Eight (1,461,588) Common Shares.

         It is the intention of the parties hereunder that based upon the current capitalization of the Company, the securities, subject to this Schedule, amount to ten percent (10%) of the total capital stock of the Company.



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                                            SCHEDULE B

                                       WARRANT SECURITIES


PURCHASE SHARES

         (i) Five Hundred and Sixty Six Thousand Four Hundred Thirty Four (566,434) Common Shares; plus (ii) Two Hundred Ninety Five Thousand Seven Hundred and Ninety Nine (295,799) Two ($2.00) Dollar unit of Preferred Stock convertible at the rate of one (1) Share of Preferred Stock for three (3) Shares of Common Stock yielding, if converted, a maximum of Eight Hundred Eighty Seven Thousand Three Hundred and Ninety Seven (887,397) Common Shares; plus (iii) Two Hundred and Thirty Three Thousand Three Hundred Thirty Three (233,333) Common Shares at a price of $0.667 per share (notwithstanding the purchase price specified in Section 4.2, which for greater certainty shall apply only to the Common Shares referred to in paragraphs (i) and (ii) above).

         It is the intention of the parties hereunder that based upon the current capitalization of the Company, the securities, subject to this Schedule, amount to five percent (5%) of the total capital stock of the Company.